UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 22, 2017
(Date of earliest event reported)

POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road Houston, Texas		77075-1180
(Address of Principal Executive Offices)		(Zip Code)

(713) 944-6900
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders
At the annual meeting of stockholders of Powell Industries, Inc. (the “Company”) held on February 22, 2017 (the “Annual Meeting”), the Company’s stockholders: (i) re-elected Eugene L. Butler, Christopher E. Cragg and Bonnie V. Hancock as directors of the Company with terms ending in 2020, (ii) approved, on an advisory basis, the Company’s “say-on-pay” proposal relating to the compensation paid to the Company’s named executive officers and the related compensation discussion and analysis contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 9, 2017 and (iii) approved, on an advisory basis, the frequency of the advisory vote on compensation of named executive officers every year. The other directors continuing in office are Brett A. Cope, Thomas W. Powell, Scott E. Rozzell, Stephen W. Seale, Jr., John D. White and Richard E. Williams.
The following describes the results of the voting at the Annual Meeting:
Proposal No. 1: Election of directors

Nominee	Votes Cast For	Vote Cast Against	Votes Withheld	Abstentions	Broker Non-Votes
Eugene L. Butler	8,768,582	—	556,439	—	—
Christopher E. Cragg	9,166,847	—	158,174	—	—
Bonnie V. Hancock	9,219,863	—	105,158	—	—

Proposal No. 2: “Say-on-Pay” advisory vote

For	Against	Abstain
9,117,740	204,350	2,931

Proposal No. 3: Frequency of "Say-on-Pay" advisory vote

One Year	Two Years	Three Years	Abstain
7,700,793	4,437	1,611,598	8,191

Based on the stockholders’ advisory vote and other factors, the Board of Directors of the Company resolved that future non-binding stockholder advisory votes on the compensation of the Company’s named executive officers will be conducted every year until such time as the Company holds another stockholder advisory vote on the frequency of advisory votes by stockholders on the compensation of the Company’s named executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
POWELL INDUSTRIES, INC.

Date: February 23, 2017        By: /s/ DON R. MADISON
         Don R. Madison
         Executive Vice President
Chief Financial and Administrative Officer
(Principal Financial Officer)